As filed with the Securities and Exchange Commission on August 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-1528994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Nix

Chief Financial Officer

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew G.T. Martin, Esq. Chief Legal Officer & Corporate Secretary First Citizens BancShares, Inc. 4300 Six Forks Road Raleigh, North Carolina 27609 (919) 716-7000

Gerald F. Roach, Esq.

Jason L. Martinez, Esq.

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

(919) 821-1220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

First Citizens Bancshares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

The securities of each class identified in this prospectus or any combination thereof may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We and any one or more selling securityholders may offer securities at the same time or in separate transactions. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We and/or any one or more selling securityholders may sell the securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale on a continuous or delayed basis. We, our agents, and any underwriters or dealers reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we and/or one or more selling securityholders offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FCNCA.” Our depositary shares, each representing 1/40th interest in a share of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, are listed on the Nasdaq Global Select Market and trade under the symbol “FCNCP.” Our 5.625% Non-Cumulative Perpetual Preferred Stock, Series C is listed on the Nasdaq Global Select Market and trades under the symbol “FCNCO.”

Investing in our securities involves risks. See the “Risk Factors” on page 2 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued under this prospectus or determined the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is August 14, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we and/or one or more selling securityholders may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units, or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of those securities. In addition, if any selling securityholder sells securities under this prospectus, the prospectus supplement will contain specific information about such selling securityholder. A prospectus supplement may also add, update, or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to those securities. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” and “BancShares” refer to First Citizens BancShares, Inc., a Delaware corporation, and do not include its consolidated subsidiaries. All references in this prospectus to “First Citizens Bank” refer to First-Citizens Bank & Trust Company, our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B common stock.

We include cross-references in this prospectus and will include cross-references in any accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in any accompanying prospectus supplement provide and will provide, respectively, the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside of the United States. If you are an investor outside of the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

1

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before you invest in any of our securities, you should consider carefully the risks and uncertainties described in any applicable prospectus supplement under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

2

THE COMPANY

First Citizens BancShares, Inc. (“BancShares”) is a financial holding company that primarily conducts operations through its banking subsidiary, First-Citizens Bank & Trust Company (“First Citizens Bank”), which is headquartered in Raleigh, North Carolina. BancShares has expanded through de novo branching and acquisitions and as of June 30, 2024, operates a network of more than 500 branches and offices in 30 states, predominantly located in the Southeast, Mid-Atlantic, Midwest, and Western United States, providing a broad range of financial services to individuals, businesses, and professionals. At June 30, 2024, BancShares had total consolidated assets of $219.827 billion.

BancShares was incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on pages 9 and 10 of this prospectus.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our most recently filed Annual Report on Form 10-K and in other documents filed by us from time to time with the SEC.

Forward-looking statements may be identified by terms such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims,” or similar words and expressions or the negative of these terms, or other statements concerning opinions or judgments of our management about future events.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances, and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance, or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine and the Middle East), and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans, and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve System (“FRB”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the FRB on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as Federal Deposit Insurance Corporation special assessments, increases to Federal Deposit Insurance Corporation deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations, and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including First Citizen Bank’s acquisition of substantially all loans and certain other assets and assumption of all customer deposits and certain other liabilities of Silicon Valley Bridge Bank, N.A. (“SVBB”) on March 27, 2023 and the previously completed transaction with CIT Group Inc., or any future transactions.

Actual results may differ materially from those expressed in or implied by any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

4

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may use this prospectus to offer securities in one or more offerings. The following description of the various securities that we may offer under this prospectus is not complete and may not contain all of the information you should consider before investing in those securities. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in such securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to such securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We and/or any one or more selling securityholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers, or through a combination of any of these methods of sale. We, as well as any agents acting on our behalf and any underwriters or dealers, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers, or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Common Stock

We may sell shares of our common stock, $1.00 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

We have two classes of common stock. Shares of Class A common stock have one vote per share, while shares of Class B common have 16 votes per share. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FCNCA.” The Class B common stock is traded on the over-the-counter market and quoted on the OTC Pink Market under the symbol “FCNCB.” Except as provided from time to time in our certificate of incorporation with respect to another class of our shares, or in a certificate of designation relating to a series of our preferred stock, or by applicable law, the holders of shares of Class A common stock and Class B common stock have the exclusive right to vote for the election of our directors and for all other purposes. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy have the power to decide any question brought before such meeting, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, applicable law, or pursuant to any regulation applicable to us or our securities. Our directors are elected by written ballot at the annual meeting of the stockholders and those persons who receive the highest number of votes are deemed to have been elected. In the election of our directors, cumulative voting is not available to stockholders.

5

Except as may be provided from time to time in a certificate of designation relating to a series of our preferred stock, or by applicable law, dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions are paid or distributed on the Class A common stock and the Class B common stock as and when declared from time to time by our board of directors from funds legally available; provided, however, that dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions must be the same for each issued and outstanding share of Class A common stock and Class B common stock as of the record date.

As to the distribution of our assets in the event of liquidation, any amounts available, after the satisfaction of all corporate liabilities and subject to the rights of any outstanding shares of preferred stock, must be distributed between the outstanding Class A common stock and Class B common stock pro rata, based upon the numbers of shares issued and outstanding of Class A common stock and Class B common stock.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, $0.01 par value per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation, and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, shares of our common stock, shares of preferred stock, depositary shares, or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock or other securities identified in the prospectus supplement. In a prospectus supplement, we will describe the terms of the purchase contracts or units, including, if applicable, collateral or depositary arrangements.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

6

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, for investments in First Citizens Bank as regulatory capital, redeeming or repurchasing our securities, repaying, reducing, or refinancing indebtedness, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

We will not receive any proceeds from the sale of our securities by selling securityholders.

7

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P, Raleigh, North Carolina. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 200 shares of our Class A common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BancShares as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, incorporated in this prospectus by reference to our Current Report on Form 8-K, filed with the SEC on August 14, 2024, the effectiveness of its internal control over financial reporting of BancShares incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and the Statement of Assets Acquired and Liabilities Assumed by First Citizens Bank, pursuant to that certain Purchase and Assumption Agreement dated March 27, 2023, by and among First Citizens Bank, the Federal Deposit Insurance Corporation, as receiver of SVBB, and the Federal Deposit Insurance Corporation, included in Amendment No. 2 to our Current Report on Form 8-K, filed with the SEC on January 26, 2024, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

8

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of the offering:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2024, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K, as filed with the SEC on January  16, 2024 (solely with respect to Item 5.02), as amended on January  16, 2024, January  26, 2024, May  6, 2024, July  25, 2024 (solely with respect to Item 8.01), and August 14, 2024; and

•

the description of our common stock included in our Current Report on Form 8-K/A filed with the SEC on July  13, 1990 (filed in paper format), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and any amendments or reports filed since that date updating that description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Attn: Corporate Secretary

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with this registration statement are as follows:

SEC Registration Statement filing fee	(1)
Accountant’s fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and Depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Miscellaneous	(2)

TOTAL	(2)

(1)

The Registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)

The calculation of these fees and expenses is dependent upon the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under Title 8, Section 102(b)(7) (“Section 102(b)(7)”) of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may eliminate or limit the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where (i) a director or officer breached his or her duty of loyalty, (ii) a director or officer failed to act or not act in good faith or engaged in intentional misconduct or a knowing violation of law, (iii) a director is responsible for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) a director or officer engaged in a transaction from which he or she derived an improper personal benefit. In addition, Section 102(b)(7) of the DGCL does not permit a corporation to eliminate or limit the personal liability of an officer in any action by or in the right of the corporation. Article VI of the Registrant’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), provides that, to the fullest extent permitted under the DGCL, no director or officer will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Under Title 8, Section 145 of the DGCL (“Section 145”), a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 further provides that, in the case of threatened, pending, or completed Proceedings by or in the right of the corporation to procure a judgment in the corporation’s favor, the corporation has the power to indemnify a person described above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the court in which the Proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court deems proper.

To the extent that a present or former director or officer of a corporation is successful on the merits or otherwise in defense of any Proceeding referred to above, or in defense of any claim, issue, or matter therein, subsection (c) of Section 145 further provides that he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145, unless otherwise provided when authorized or ratified, will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the person’s heirs, executors, and administrators.

Unless ordered by a court or required pursuant to subsection (c) of Section 145, any indemnification under Section 145 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct. That determination shall be made, with respect to a person who is a director or officer of the corporation, at the time of such determination: (1) by a majority vote of the directors who are not parties to the Proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the corporation’s stockholders.

Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any Proceeding may be paid by the corporation in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified. Under Section 145, expenses (including attorneys’ fees) incurred by former directors and officers or other employees, and agents, or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, may be paid upon terms and conditions, if any, as the corporation deems appropriate.

Indemnification and advancement of expenses provided by or granted under Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office.

References in Section 145 to “the corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents. As a result, any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, will stand in the same position under Section 145 with respect to the resulting or surviving corporation as that person would have with respect to the constituent corporation if its separate existence had continued.

The Amended and Restated Certificate provides that the Registrant shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the Registrant or, while a director, officer, or employee of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, taxes, including ERISA excise taxes, or penalties, and amounts paid in settlement) reasonably incurred by such person. Such indemnification will continue as to any such person who has ceased to be a director, officer, employee, or agent and inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing two sentences and except with respect to expenses for prosecution of claims that are successful, in whole or in part, against the Registrant for failure to timely pay claims for indemnification or advancement of expenses under the Bylaws, the Bylaws provide that the Registrant will be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the board of directors of the Registrant.

The Bylaws provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any of the foregoing persons in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, any such advance payment of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it ultimately is determined that he or she is not entitled to be indemnified.

The Bylaws do not limit the right of the Registrant, to the extent and in the manner permitted by law, to indemnify and advance expenses to other persons when and as authorized by appropriate corporate action. Further, the rights conferred on any person under the Bylaws are not exclusive of any other rights the person may have or acquire under any statute, provision of the Amended and Restated Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Under the Bylaws, the Registrant’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount the person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

Under Section 145, a person’s right to indemnification or to advancement of expenses arising under a provision of the Amended and Restated Certificate or Bylaws shall not be eliminated or impaired by an amendment to the Amended and Restated Certificate or the Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes such elimination or impairment after the action or omission has occurred. The Amended and Restated Certificate and Bylaws do not authorize such elimination or impairment.

A corporation has the power under Section 145 to purchase and maintain insurance on behalf of any person who is or was its director, officer, employee, or agent, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. The Registrant has purchased a policy of liability insurance that covers its directors and officers up to the limits prescribed therein.

The foregoing is only a general summary of certain aspects of Delaware law, the Amended and Restated Certificate, and the Bylaws that deal with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 102(b)(7) and Section 145 of the DGCL, the Amended and Restated Certificate, and the Bylaws.

Item 16. Exhibits

The exhibits filed (unless otherwise noted) as a part of this registration statement are as follows:

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to common stock*

1.2	Form of Underwriting Agreement relating to preferred stock and depositary shares*

1.3	Form of Underwriting Agreement relating to debt securities*

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K dated April 25, 2023, filed on May 1, 2023)

4.2	Certificate of Designation of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.3	Restated Certificate of Designation of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 2021)

4.4	Restated Certificate of Designation of 5.625% Non-Cumulative Perpetual Preferred Stock, Series C (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-K for the year ended December 31, 2021)

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 24, 2023, filed on January 26, 2023)

4.6	Form of Indenture for Senior Debt Securities

4.7	Form of Note for Senior Debt Securities*

4.8	Indenture, dated as of March 4, 2020, by and between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 27, 2020, filed on March 4, 2020)

4.9	First Supplemental Indenture, dated as of March 4, 2020, by and between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated February 27, 2020, filed on March 4, 2020)

4.10	Form of 3.375% Fixed-to-Floating Rate Subordinated Notes due 2030 (attached as Exhibit A in Exhibit 4.9 hereto)

4.11	Specimen of Registrant’s Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

4.12	Specimen of Registrant’s Class B Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008)

4.13	Specimen of Registrant’s 5.375% Non-Cumulative Perpetual Preferred Stock, Series A Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.14	Specimen of Registrant’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 of the Registrant’s Form S-4 Registration Statement (333-250131), filed on December 21, 2020)

4.15	Specimen of Registrant’s 5.625% Non-Cumulative Perpetual Preferred Stock, Series C Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 of the Registrant’s Form S-4 Registration Statement (333-250131), filed on December 21, 2020)

Exhibit No.	Description

4.16	Deposit Agreement, dated as of March 12, 2020, among the Registrant, Broadridge Corporate Issuer Solutions, Inc., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.17	Form of Depositary Receipt (included as Exhibit A in Exhibit 4.16 hereto)

4.18	Form of Preferred Stock Certificate of Designations*

4.19	Form of Specimen Preferred Stock Certificate*

4.20	Form of Deposit Agreement*

4.21	Form of Depositary Receipt (included as part of Exhibit 4.20 hereto)*

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Senior Indenture**

25.2	Form T-1 Statement of Eligibility of U.S. Bank National Association as Trustee under the Subordinated Debt Indenture, dated as of March 4, 2020

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference in connection with an offering of securities to a Current Report on Form 8-K.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on August 14, 2024.

FIRST CITIZENS BANCSHARES, INC.

By:	/s/ Frank B. Holding, Jr.
Frank B. Holding, Jr.
Chairman and Chief Executive Officer
(Principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Craig L. Nix and Matthew G.T. Martin, for himself or herself and not for one another, and each and either of them and his substitutes, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the SEC, together with all exhibits and schedules thereto and all other documents in connection therewith, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	Chairman and Chief Executive Officer; Director (Principal executive officer)	August 14, 2024

/s/ Craig L. Nix Craig L. Nix	Chief Financial Officer (Principal financial and principal accounting officer)	August 14, 2024

/s/ Ellen R. Alemany Ellen R. Alemany	Director	August 14, 2024

/s/ John M. Alexander, Jr. John M. Alexander, Jr.	Director	August 14, 2024

/s/ Victor E. Bell III Victor E. Bell III	Director	August 14, 2024

/s/ Peter M. Bristow Peter M. Bristow	Director	August 14, 2024

/s/ Hope H. Bryant Hope H. Bryant	Director	August 14, 2024

SIGNATURE:	TITLE:	DATE:

/s/ Michael A. Carpenter Michael A. Carpenter	Director	August 14, 2024

/s/ H. Lee Durham, Jr. H. Lee Durham, Jr.	Director	August 14, 2024

/s/ Dr. Eugene Flood, Jr. Dr. Eugene Flood, Jr.	Director	August 14, 2024

/s/ Robert R. Hoppe Robert R. Hoppe	Director	August 14, 2024

/s/ David G. Leitch David G. Leitch	Director	August 14, 2024

/s/ Robert E. Mason IV Robert E. Mason IV	Director	August 14, 2024

/s/ Robert T. Newcomb Robert T. Newcomb	Director	August 14, 2024